SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: February 6, 1998

                Date of earliest event reported: February 4, 1998

                       First Industrial Realty Trust, Inc.
             (Exact name of registrant as specified in its charter)

      Maryland                           1-13102             36-3935116
(State or other                      (Reporting File      (I.R.S. Employer
jurisdiction of organization)            Number)         Identification No.)

311 S. Wacker Drive, Suite 4000
Chicago, Illinois                                               60606
(Address of principal executive offices)                     (Zip Code)

                                 (312) 344-4300

              (Registrant's telephone number, including area code)



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Item 7.  Financial Statements and Exhibits

Exhibit
Number   Exhibit

1 Underwriting Agreement relating to Depositary Shares each representing 1/100 of a share of 7.95% Series D Cumulative Preferred Stock of First Industrial Realty Trust, Inc. (the "Company") with a liquidation preference equivalent to $25.00 per Depositary Share.

4.1 Articles Supplementary to the Amended and Restated Articles of Incorporation of the Company relating to the Company's Series D Cumulative Preferred Stock, par value $.01.

4.2  Deposit Agreement.

4.3 Certificate representing Depositary Receipts to be issued pursuant to the Deposit Agreement.

4.4  Stock Certificate for Series D Cumulative Preferred Stock.



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                                      -3-

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FIRST INDUSTRIAL REALTY TRUST, INC.


                                By:   /s/ Michael J. Havala
                                      --------------------------------
                                       Name:  Michael J. Havala
                                       Title: Chief Financial Officer, Treasurer
                                                 and Secretary


Date:    February 6, 1998



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                                      -4-

                                  Exhibit Index


Exhibit
Number            Exhibit

1 Underwriting Agreement relating to Depositary Shares each representing 1/100 of a share of 7.95% Series D Cumulative Preferred Stock of First Industrial Realty Trust, Inc. (the "Company") with a liquidation preference equivalent to $25.00 per Depositary Share.

4.1 Articles Supplementary to the Amended and Restated Articles of Incorporation of the Company relating to the Company's Series D Cumulative Preferred Stock, par value $.01.

4.2  Deposit Agreement.

4.3 Certificate representing Depositary Receipts to be issued pursuant to the Deposit Agreement.

4.4  Stock Certificate for Series D Cumulative Preferred Stock.